Exhibit 3.2

AMENDED AND RESTATED

CODE

OF

REGULATIONS

OF

AMERICAN GREETINGS CORPORATION

-i-

AMENDED AND RESTATED

CODE OF REGULATIONS

OF

AMERICAN GREETINGS CORPORATION

1. SHAREHOLDERS’ MEETINGS

Section 1.1. Annual Meeting.

The annual meeting of shareholders will be held at the day and time designed by the directors by action at a meeting or by a majority of directors then in office acting without a meeting. At the annual meeting the Corporation will lay before the shareholders financial statements for the most recent fiscal year, and the shareholders will elect the directors, and consider reports to be laid before meeting.

Section 1.2. Special Meetings.

Special meetings of shareholders may be called by (i) the Chairman of the Board, if any, a Chief Executive Officer or the President; (ii) the directors by action at a meeting, or by a majority of the directors acting without a meeting; or (iii) persons who hold 25% percent of all shares outstanding and entitled to be voted at said meeting. If a written request by any person or persons entitled to call a meeting of shareholders is delivered either in person or by registered mail to the President or Secretary, the officer receiving the notice will cause notice of the meeting to be given to the shareholders entitled to the notice of the meeting, to be held not less than seven nor more than 120 days after the receipt of such request, as the officer may fix. If the notice is not given within 40 days after the delivery or mailing of the request for a meeting, the person or persons requesting the meeting may fix the time of the meeting and give, or cause a designated representative to give, notice of the meeting.

Section 1.3. Place of Meetings.

Any meeting of shareholders may be held either within or without the State of Ohio. The directors may also determine that a meeting will not be held at any physical place, but instead may be held solely by means of communications equipment that enables the shareholders (and proxyholders) to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with other participants.

Section 1.4. Notice of Meetings.

Written notice stating the time, place (if any), and purposes of a meeting of the shareholders, and, if applicable, the means by which shareholders can be present and vote at the meeting using communications equipment is to be given not less than ten nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting.

Notice is to be given by personal delivery, by mail, by overnight delivery service, or by any other means of communication authorized by the shareholder to whom notice is given.

Section 1.5. Waiver of Notice of Meetings.

Notice of the time, place, and purpose of any meeting, whether required by law, by the Corporation’s Articles of Incorporation (the “Articles”), or by these Regulations, may be waived in writing, either before or after the holding of such meeting, by any shareholder. The written waiver is to be filed with or entered upon the records of the meeting. If a shareholder attends a meeting and does not protest the lack of proper notice, prior to or at the commencement of the meeting, the shareholder has waived any defect in the notice of that meeting.

Section 1.6. Record Date; Shareholder List.

The directors may fix a record date for any lawful purpose which shall not be a date earlier than the date on which the record date is fixed, and with respect to the right (1) to receive notice of or to vote at a meeting of shareholders, (2) to receive payment of a dividend or distribution, or (3) to receive or exercise rights of purchase, subscription, exchange or conversion of shares or securities, shall be not more than 90 days preceding the date of the meeting, or the date set for payment or exercise of rights. At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their addresses and the number and classes of shares held by each, will be available to be produced at the request of any shareholder.

Section 1.7. Inspectors of Election; List of Shareholders.

Unless the directors or the Chairman of a meeting acts to appoint another person or persons to act as inspectors of election, the Secretary of the Corporation will be the inspector of elections.

Section 1.8. Quorum.

The shareholders present in person, by proxy or by the use of communications equipment at any meeting of shareholders are a quorum for the meeting. If there is a designated proportion of shares of any particular class or of each class for an action required by law, the Articles, or these Regulations, then the action cannot be taken by a lesser proportion.

Section 1.9. Voting.

Except as otherwise required by statute or the Articles, a majority of the votes cast at a meeting of shareholders will control. Unless the Articles have been amended to eliminate cumulative voting, cumulative voting in the election of directors is to be permitted in accordance with the Ohio General Corporation Law.

Section 1.10. Action Without a Meeting.

Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose. Any writing or writings evidencing shareholder action without a meeting is to be filed with or entered upon the records of the Corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder and that contains an affirmative vote or approval of that shareholder is a signed writing for purposes of this Section 1.10.

Section 1.11. Chairman of Meeting.

Any meeting of shareholders will be chaired by the Chairman of the Board or, if the directors have not elected a Chairman of the Board, a Chief Executive Officer or the President of the Corporation. If the officer who is responsible to chair a shareholder meeting under the preceding sentence is unavailable to do so, that officer may appoint any other officer of the Corporation to act as chairman of any shareholders’ meeting. Notwithstanding the foregoing, the directors may appoint any individual to act as chairman of any shareholders’ meeting.

2. DIRECTORS

Section 2.1. Election, Number and Term of Office.

Unless the Articles provide for a different term, each director will hold office until the next annual meeting of shareholders, or until his successor is elected, or until his earlier resignation, removal from office or death. At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates are eligible for election. The number of directors cannot be less than three, unless all of the shares of the Corporation are owned of record by one or two shareholders, in which case the number of directors may be less than three but not less than the number of shareholders. Subject to the preceding sentence, the number of directors may be fixed or changed at a meeting of the shareholders, called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the proposal.

Section 2.2. Directors Meetings.

Regular meetings of the directors will be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the directors, and such meetings may be held without further notice. Meetings of the directors may be called by the Chairman of the Board, if any, by a Chief Executive Officer, by the President, by the Secretary, or by any two directors. Written notice of the time and place of a meeting must be given to each director either by personal delivery or by mail, telegram, or cablegram at least 48 hours prior to the time of the meeting. The notice need not specify the purposes of the meeting.

Section 2.3. Quorum and Voting.

A majority of the whole authorized number of directors is necessary to constitute a quorum for the transaction of business, except that a majority of directors in office constitutes a quorum for filling a vacancy on the board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the directors.

Section 2.4. Action Without a Meeting.

Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the directors, which writing or writings are to be filed with or entered upon the records of the Corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a director and that contains an affirmative vote or approval of that director is a signed writing for purposes of this Section 2.4.

Section 2.5. Committees.

The directors may from time to time create a committee or committees of the directors, to consist of one or more directors, and may delegate to any committee or committees any of the authority of the directors, other than the authority of filling vacancies among the directors or in any committee of the directors. Each committee serves at the pleasure of the directors, can act only in intervals between meetings of the directors, and is subject to the control and direction of the directors.

3. OFFICERS

Section 3.1. Officers.

The officers of the Corporation will include one or more Chief Executive Officers (who, in the event that the directors elect more than one Chief Executive Officer to serve concurrently, and unless the board of directors otherwise specifies, will serve as Co-Chief Executive Officers with coequal authorities and duties and with each being entitled to exercise the powers of a Chief Executive Officer under these Regulations), a President, a Chief Financial Officer, a Secretary, and a Treasurer. The Corporation may also have a Chairman of the Board (which position, for the avoidance of doubt, is that of an officer of the Corporation subject to the provisions of Sections 3.1 through 3.3 of these Regulations), one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and assistant officers as the directors, the Chairman of the Board, a Chief Executive Officer or the President consider necessary. All of the officers are to be elected by the directors or chosen by the Chairman of the Board, a Chief Executive Officer, the President or such other officer or officers so designated by the directors. Any Chairman of the Board is to be a director. None of the other officers need to be directors. Any two or more offices may be held by the same person, but no officer is to execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged, or verified by two or more officers. All officers are to be elected annually.

Section 3.2. Authority and Duties of Officers.

Each officer of the Corporation is to have the authority and perform such duties as are customarily incident to the office in which the officer serves, except as otherwise determined by the directors.

Section 3.3. Removal and Filling Vacancies of Officers.

Any officer may be removed, with or without cause, by the directors without prejudice to the contract rights of the officer. The directors may fill any vacancy in any office occurring for any reason.

4. INDEMNIFICATION AND INSURANCE

Section 4.1. Indemnification.

The Corporation shall indemnify any director or elected officer, to the full extent then permitted by law, and may indemnify any appointed officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that the Corporation shall indemnify any such agent of the Corporation (as opposed to any director, elected or appointed officer or employee of the Corporation) to an extent greater than that required by law only if and to the extent that the directors may, in their discretion, so determine. The Corporation shall pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a director or an elected officer in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Articles or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a director, officer, employee or agent, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

Section 4.2. Insurance.

The Corporation may, to the full extent then permitted by law and authorized by the directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of any persons described in the preceding paragraph against any liability asserted against and incurred by any such person in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest

Section 4.3. Agreements.

The Corporation may enter into agreements with any persons whom the Corporation may indemnify under these Regulations or under law and undertake thereby to indemnify such persons to the maximum extent permitted by law and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under law or these Regulations to indemnify any such person.

5. SHARES

Section 5.1. Transfer and Registration of Certificates.

The directors may make rules regarding: the manner in which and conditions upon which a certificated security, and the associated shares, may be transferred; the manner in which and conditions upon which a uncertificated security, and the associated shares, may be transferred; restrictions on the right to transfer the shares; and reservations of liens on shares.

Section 5.2. Substituted Certificates.

Any person claiming a certificate for shares to have been lost, stolen or destroyed is to make an affidavit or affirmation of that fact, and, if required by the directors, or by a Chief Executive Officer, the President or a Vice President and the Secretary or the Treasurer, is to post a bond on such terms as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

6. AMENDMENTS

These Regulations may be amended by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on the proposal or by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal. If an amendment is adopted by written consent without a meeting of the shareholders, the Secretary is to mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote on the amendment or the new Regulations but did not participate in the written consent.